Exhibit 99.1

Cadre Holdings Reports Second Quarter 2023 Financial Results

Achieved Revenue, Net Income, Gross Margin and Adjusted EBITDA Growth

Achieves Record Quarterly Adjusted EBITDA of $22.8 Million and Adjusted EBITDA Margin of 18.8%

Expects Full-Year 2023 Net Sales of $472 to $484 Million and Raises 2023 Full-Year Adjusted EBITDA Range to $80 to $84 Million

JACKSONVILLE, Fla., August 8, 2023 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the three and six months ended June 30, 2023.

●	Net sales of $121.1 million for the second quarter; net sales of $232.8 million for the six months ended June 30, 2023
●	Gross profit margin of 41.9% for the second quarter; gross profit margin of 41.8% for the six months ended June 30, 2023
●	Net income of $11.0 million, or $0.29 per diluted share, for the second quarter; net income of $18.0 million, or $0.48 per diluted share, for the six months ended June 30, 2023
●	Adjusted EBITDA of $22.8 million for the second quarter; Adjusted EBITDA of $41.4 million for the six months ended June 30, 2023
●	Adjusted EBITDA margin of 18.8% for the second quarter; Adjusted EBITDA margin of 17.8% for the six months ended June 30, 2023
●	Declared quarterly cash dividend of $0.08 per share in July 2023

“Our significant momentum continued in the second quarter, as we generated improvements in quarterly net sales, adjusted EBITDA, and net income both sequentially and year-over-year,” said Warren Kanders, CEO and Chairman. “Based on outstanding strategic execution and strong and recurring demand for our best-in-class mission-critical safety and survivability equipment, we are pleased to increase our full year 2023 adjusted EBITDA outlook. We continued to make progress expanding margins in the second quarter, driven by further implementation of our resilient and proven operating model. Our Q2 adjusted EBITDA margin of 18.8% was our highest since going public, with gross margins increasing 530 basis points compared to last year.”

Mr. Kanders added, “The consistency and strength of our financial results are a testament to Cadre’s innovative product offering, premium brands, and superior execution, underpinned by leading positions in law enforcement, first responder and military markets. We remain on track to deliver record full year net sales in 2023 and are ideally positioned to capitalize on organic and inorganic opportunities ahead to further enhance our market leadership over the long-term. As we continue to actively evaluate a robust pipeline of potential M&A transactions, we are steadfast in our patient and disciplined approach and focus on high margin companies with leading market positions and strong recurring revenues and cash flows.”

Second Quarter and Six-Month 2023 Operating Results

For the quarter ended June 30, 2023, Cadre generated net sales of $121.1 million, as compared to $118.2 million for the quarter ended June 30, 2022. The increase was primarily the result of the Cyalume acquisition, armor and holster volume, and agency demand for hard goods, partially offset by timing for our EOD products.

For the six months ended June 30, 2023, Cadre generated net sales of $232.8 million, as compared to $222.6 million for the six months ended June 30, 2022, mainly driven by recent acquisitions, armor and holster volume, and agency demand for hard goods, partially offset by timing for our EOD products.

For the quarter ended June 30, 2023, Cadre generated gross profit of $50.7 million, as compared to $43.2 million for the quarter ended June 30, 2022. For the six months ended June 30, 2023, Cadre generated gross profit of $97.4 million, as compared to $83.4 million for the prior year period.

Gross profit margin was 41.9% for the quarter ended June 30, 2023, as compared to 36.6% for the quarter ended June 30, 2022, mainly driven by favorable pricing, favorable product mix, prior year amortization of inventory step up related to acquisitions and productivity net of inflation. Gross profit margin was 41.8% for the six months ended June 30, 2023, as compared to 37.5% for the prior year period.

Net income was $11.0 million for the quarter ended June 30, 2023, as compared to $4.4 million for the three months ended June 30, 2022. The increase resulted primarily from the change in year-over-year revenue and the increase in gross profit margin.

Net income was $18.0 million for the six months ended June 30, 2023, as compared to a net loss of $5.7 million for the prior year period, primarily due to the change in year-over-year revenue, the increase in gross profit margin, and a decrease in stock-based compensation expense.

Cadre generated $22.8 million of Adjusted EBITDA for the quarter ended June 30, 2023, as compared to $18.4 million for the quarter ended June 30, 2022. Adjusted EBITDA margin was 18.8% for the quarter ended June 30, 2023, as compared to 15.6% for the prior year period.

Cadre generated $41.4 million of Adjusted EBITDA for the six months ended June 30, 2023, as compared to $32.6 million for the prior period. Adjusted EBITDA margin was 17.8% for the six months ended June 30, 2023, as compared to 14.6% for the prior year period.

Product segment gross margin was 43.7% and 43.6% for the second quarter and first half of 2023, respectively, compared to 39.0% and 39.5% for the prior year periods.

Distribution segment gross margin was 23.1% and 23.6% for the second quarter and first half of 2023, respectively, compared to 18.2% and 21.4% for the prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $10.5 million from $45.3 million as of December 31, 2022 to $55.8 million as of June 30, 2023.
●	Total debt decreased by $7.0 million from $149.7 million as of December 31, 2022, to $142.7 million as of June 30, 2023.
●	Net Debt (total debt net of cash and cash equivalents) decreased by $17.4 million from $104.4 million as of December 31, 2022, to $87.0 million as of June 30, 2023.
●	Capital expenditures totaled $1.5 million for the second quarter and $2.5 million for the six months ended June 30, 2023, compared with $1.4 million for the second quarter and $2.5 million for the six months ended June 30, 2022.

Dividend

On July 25, 2023, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment will be made on August 18, 2023, to shareholders of record as of the close of business on the record date of August 4, 2023. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2023 Outlook Update

As a result of the Company's second-quarter performance and management's outlook for the remainder of the year, Cadre increased its full-year Adjusted EBITDA guidance. For the full year 2023, Cadre expects to generate net sales in the range of $472 million to $484 million and Adjusted EBITDA in the range of $80 million to $84 million. We expect capital expenditures to be in the range of $8.0 million to $9.0 million.

Conference Call

Cadre management will host a conference call on Tuesday, August 8, 2023, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-510-2553 and the dial-in number for international callers is (646)-960-0473. The access code for all callers is 1410384. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through August 22, 2023. To access the replay, please dial (800)-770-2030 in the U.S. or +1-647-362-9199 if outside the U.S., and then enter the access code 1410384.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA and (iii) adjusted EBITDA margin. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements in this press release, including, but not limited to, those risks and uncertainties more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$55,782	$45,286
Accounts receivable, net of allowance for doubtful accounts of $800 and $924, respectively	57,361	64,557
Inventories	82,777	70,273
Prepaid expenses	10,009	10,091
Other current assets	6,406	6,811
Total current assets	212,335	197,018
Property and equipment, net of accumulated depreciation and amortization of $47,046 and $42,694, respectively	44,531	45,285
Operating lease assets	6,657	8,489
Deferred tax assets, net	2,351	2,255
Intangible assets, net	46,919	50,695
Goodwill	81,560	81,576
Other assets	5,566	6,634
Total assets	$399,919	$391,952

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$29,640	$23,406
Accrued liabilities	34,480	38,720
Income tax payable	4,279	4,584
Liabilities held for sale	—	—
Current portion of long-term debt	10,022	12,211
Total current liabilities	78,421	78,921
Long-term debt	132,712	137,476
Long-term operating lease liabilities	3,211	4,965
Deferred tax liabilities	3,759	3,508
Other liabilities	1,314	1,192
Total liabilities	219,417	226,062

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,586,031 and 37,332,271 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	4	4
Additional paid-in capital	208,492	206,540
Accumulated other comprehensive income	2,746	2,087
Accumulated deficit	(30,740)	(42,741)
Total shareholders’ equity	180,502	165,890
Total liabilities, mezzanine equity and shareholders' equity	$399,919	$391,952

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$121,087	$118,232	$232,835	$222,638
Cost of goods sold	70,340	75,011	135,470	139,228
Gross profit	50,747	43,221	97,365	83,410
Operating expenses
Selling, general and administrative	34,051	32,749	69,301	86,699
Restructuring and transaction costs	693	1,203	693	1,802
Related party expense	115	1,112	263	1,234
Total operating expenses	34,859	35,064	70,257	89,735
Operating income (loss)	15,888	8,157	27,108	(6,325)
Other expense
Interest expense	(1,013)	(1,439)	(2,654)	(2,929)
Other income (expense), net	346	(756)	710	(961)
Total other expense, net	(667)	(2,195)	(1,944)	(3,890)
Income (loss) before provision for income taxes	15,221	5,962	25,164	(10,215)
(Provision) benefit for income taxes	(4,229)	(1,517)	(7,170)	4,495
Net income (loss)	$10,992	$4,445	$17,994	$(5,720)

Net income (loss) per share:
Basic	$0.29	$0.13	$0.48	$(0.16)
Diluted	$0.29	$0.12	$0.48	$(0.16)
Weighted average shares outstanding:
Basic	37,586,031	35,320,314	37,480,367	34,888,703
Diluted	37,850,708	35,688,620	37,758,998	34,888,703

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$17,994	$(5,720)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,220	7,380
Amortization of original issue discount and debt issue costs	374	367
Amortization of inventory step-up	—	1,344
Deferred income taxes	14	(4,594)
Stock-based compensation	4,852	26,327
Gain on sale of fixed assets	(108)	—
(Recoveries from) provision for losses on accounts receivable	(21)	240
Foreign exchange (gain) loss	(776)	1,107
Other	(325)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	7,605	(3,243)
Inventories	(11,986)	(1,461)
Prepaid expenses and other assets	3,397	3,616
Accounts payable and other liabilities	(971)	(345)
Net cash provided by operating activities	28,269	25,018
Cash Flows From Investing Activities:
Purchase of property and equipment	(2,404)	(2,473)
Proceeds from disposition of property and equipment	206	—
Business acquisitions, net of cash acquired	—	(55,039)
Net cash used in investing activities	(2,198)	(57,512)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	—	48,000
Principal payments on revolving credit facilities	—	(48,000)
Principal payments on term loans	(5,000)	(5,009)
Principal payments on insurance premium financing	(2,189)	(2,853)
Payment of capital leases	—	(22)
Taxes paid in connection with employee stock transactions	(2,725)	(6,216)
Proceeds from secondary offering, net of underwriter discounts	—	49,703
Deferred offering costs	—	(2,715)
Dividends distributed	(5,993)	(5,533)
Net cash (used in) provided by financing activities	(15,907)	27,355
Effect of foreign exchange rates on cash and cash equivalents	332	144
Change in cash and cash equivalents	10,496	(4,995)
Cash and cash equivalents, beginning of period	45,286	33,857
Cash and cash equivalents, end of period	$55,782	$28,862
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$7,288	$241
Cash paid for interest	$4,859	$2,330
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$129	$17

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$103,368	$25,726	$(8,007)	$121,087
Cost of goods sold	58,216	19,779	(7,655)	70,340
Gross profit	$45,152	$5,947	$(352)	$50,747

	Three Months Ended June 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$99,837	$23,728	$(5,333)	$118,232
Cost of goods sold	60,947	19,406	(5,342)	75,011
Gross profit	$38,890	$4,322	$9	$43,221

	Six Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$196,562	$50,386	$(14,113)	$232,835
Cost of goods sold	110,824	38,476	(13,830)	135,470
Gross profit	$85,738	$11,910	$(283)	$97,365

	Six Months Ended June 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$185,223	$47,824	$(10,409)	$222,638
Cost of goods sold	112,067	37,578	(10,417)	139,228
Gross profit	$73,156	$10,246	$8	$83,410

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months	Three Months Ended		Six Months Ended		Last Twelve
	December 31,	Ended March 31,	June 30,		June 30,		Months
	2022	2023	2023	2022	2023	2022	June 30, 2023
Net income (loss)	$5,820	$7,002	$10,992	$4,445	$17,994	$(5,720)	$29,534
Add back:
Depreciation and amortization	15,651	4,261	3,959	3,836	8,220	7,380	16,491
Interest expense	6,206	1,641	1,013	1,439	2,654	2,929	5,931
Provision (benefit) for income taxes	3,553	2,941	4,229	1,517	7,170	(4,495)	15,218
EBITDA	$31,230	$15,845	$20,193	$11,237	$36,038	$94	$67,174
Add back:
Restructuring and transaction costs(1)	5,355	—	693	2,203	693	2,802	3,246
Other general income(2)	(159)	—	—	—	—	—	(159)
Other expense (income), net(3)	1,137	(364)	(346)	756	(710)	961	(534)
Stock-based compensation expense(4)	32,239	2,747	2,105	2,818	4,852	26,541	10,550
Stock-based compensation payroll tax expense(5)	305	220	—	7	220	305	220
LTIP bonus(6)	1,369	144	160	174	304	558	1,115
Amortization of inventory step-up(7)	4,255	—	—	1,191	—	1,344	2,911
Adjusted EBITDA	$75,731	$18,592	$22,805	$18,386	$41,397	$32,605	$84,523
Adjusted EBITDA margin(8)	16.5%	16.6%	18.8%	15.6%	17.8%	14.6%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees, and $1.0 million paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations for the year ended December 31, 2022.
(2)	Reflects the “Other general income” line item on our consolidated statement of operations and includes a gain from a long-lived asset sale.
(3)	Reflects the “Other (income) expense, net” line item on our consolidated statement of operations and primarily includes gains and losses on foreign currency transactions.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(8)	Reflects Adjusted EBITDA / Net Sales for the relevant periods.